         SkyWay Communications Holdings Corp. Announces FAA Approval and
                         Certification of Repair Station

        CLEARWATER, Fla.--(BUSINESS WIRE)-- August 5, 2004 -- SkyWay Communications
Holding Corp. (OTCBB: SWYC - News), and its wholly owned subsidiary, SkyWay
Aircraft Inc announced that on July 8, 2004, the Federal Aviation Administration
(FAA) approved and certified their newly established FAR-145 Repair Station located adjacent to the DFW Airport in Grapevine, Texas. The FAA issued license number YXWR074Y.

        This certification allows SkyWay to repair its' previously acquired in-flight entertainment assets from Transdigital Communications Corporation
(TCC), the SkyWay in-flight entertainment and communications products as well as provide repair services to major airlines in the area. The TCC product line consists of approximately 1,000 units in the flying community today. Units are installed on American Airlines, Northwest Airlines, and Continental Airlines, as
well as SAS and general aviation customers. Under recent rule changes by the FAA all manufacturers who desire to repair their products must establish a Certified
Repair Station (CRS) in order to be eligible to repair its' products. Additional
CRS locations are planned as business opportunities expand. Locations being considered for expansion in 2005 include Clearwater, Florida and Los Angeles,
California.

        Based upon the current Continental Airlines purchase order with an estimated value of $400,000 and repair work available from other airlines in the area, projected sales from this Certified Repair Station (CRS) operation are in excess of $750K in revenue. Additional aviation commodities are being evaluated for repair and will be added to the repair stations capabilities.

        According to Brent Kovar, President of SkyWay Communications Holding Corp.,
"We are building our communication infrastructure and repair facilities systematically. The footprint that we are establishing will clearly benefit the airlines and keep our costs to a minimum. This accomplishment is just one more completed milestone prior to fielding our new line of In-Flight Broadband
Communications (IBC) equipment."

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation (SkyWay Aircraft) is a Clearwater,
Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment services. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight

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entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Brent Kovar, President (727) 535 8211     OR     www.skywayaircraftsecurity.com